Exhibit 12

                       UNITED STATES CELLULAR CORPORATION
                       RATIO OF EARNINGS TO FIXED CHARGES

                                                                 Nine Months
                                                                    Ended
                                                              September 30, 1995
                                                          ----------------------
                                                          (Dollars in thousands)
EARNINGS
  Income from Continuing Operations before
    income taxes                                              $ 117,349
    Add (Deduct):
        Minority Share of Cellular Losses                          (106)
        Earnings on Equity Method                               (28,641)
        Distributions from Minority Subsidiaries                  5,211
        Amortization of Capitalized Interest                          3
        Minority interest in income of majority-owned
          subsidiaries that have fixed charges                    1,266
                                                              ---------
                                                                 95,082

    Add fixed charges:
        Consolidated interest expense                            21,180
        Interest Portion (1/3) of Consolidated Rent Expense       1,600
                                                              ---------
                                                              $ 117,862
                                                              =========
FIXED CHARGES
    Consolidated interest expense                             $  21,180
    Interest Portion (1/3) of Consolidated Rent Expense           1,600
                                                              ---------
                                                              $  22,780
                                                              =========
RATIO OF EARNINGS TO FIXED CHARGES                                 5.17
                                                              =========
  Tax-Effected Preferred Dividends                            $      --
  Fixed Charges                                                  22,780
                                                              ---------
    Fixed Charges and Preferred Dividends                     $  22,780
                                                              =========
RATIO OF EARNINGS TO FIXED CHARGES
  AND PREFERRED DIVIDENDS                                          5.17
                                                              =========



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